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                                                                   EXHIBIT 10.12

                     MANAGING DIRECTOR EMPLOYMENT AGREEMENT
                     --------------------------------------

                  THIS MANAGING DIRECTOR EMPLOYMENT AGREEMENT (the "Contract") is made and effective as of the date indicated below by and between

DataTRAK Deutschland GmbH, Am Probsthof 80, 53121 Bonn  (the "Company")

and

Dr. Wolfgang Summa, Endenicher Allee 124, 53121 Bonn.



                                   WITNESSETH:
                                   -----------

                   WHEREAS, based on his employment contract dated January 13, 1998, Dr. Summa is employed with the Company since January 1, 1998, as Manager Operations; and

                   WHEREAS, since the parties entered into the employment contract dated January 13, 1998, the nature and scope of Dr. Summa's responsibilities has changed; and

                   WHEREAS, by shareholders' resolution of February 23, 1999, Dr. Summa was appointed as Managing Director (Geschaftsfuhrer) of the Company with sole signatory power; and

                   WHEREAS, the Company and Dr. Summa desire to terminate the employment contract dated January 13, 1998, and enter into an agreement expressly indicating the new terms and conditions of their relationship.

                   NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Dr. Summa agree as follows:

                  1. DUTIES AND REPRESENTATION. The Company employs Dr. Summa as Managing Director (Geschaftsfuhrer). Dr. Summa shall perform his duties in accordance with the instructions of the shareholders' meeting and in compliance with this managing director employment contract (the "Contract"), the Articles of Association of the Company and the applicable legal provisions.

                  1.1 PERFORMANCE OF DUTIES. During the Term of this Contract, as those terms are defined herein, Dr. Summa shall at all times, faithfully, industriously and to the best of his abilities, perform all duties that reasonably may be required of him by virtue of his position. Dr. Summa shall devote his full business time and efforts to the affairs of the Company. Dr. Summa shall require the prior written approval of the shareholders' meeting for any compensated or




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uncompensated side activities (Nebentatigkeit). This shall also apply for positions on a supervisory board, advisory board or similar boards.

                     1.2 REPRESENTATION. Dr. Summa shall be entitled to represent the Company alone. However, Dr. Summa must always comply with the applicable DataTRAK internal control procedures and practices.

Notwithstanding the approval requirements pursuant to the Articles of Association, Dr. Summa shall require the prior written approval of the shareholders' meeting for the following transactions, unless they have already been approved by the shareholders' meeting in the annual budget:

      - the granting and revocation (unless in case of imminent danger) of Prokura or other general Powers of Attorney,

      - any measure which significantly changes the structure of the Company or outside the object of the Company, including the cessation of existing lines of business and areas of business activity of the Company,

      -    the sale of the Company in whole or essential parts thereof,

      - the acquisition, sale or encumbrance of participations in other companies in whole or in part,

      - the establishment, closure, sale or relocation of subsidiaries and branches,

      - the entering into any joint venture or partnership agreement and the exercise of voting rights conferred by virtue of participation in another company, partnership or other organization,

      - the purchase, encumbrance or sale of real estate or similar rights as well as any obligatory contracts related thereto,

      - the erection of new or major change of existing buildings belonging to the Company,

      - the conclusion, termination or amendment of customer contracts (in particular Clinical Trial Projects) having an aggregate financial exposure of more than DM 500,000 per contract,

      - the conclusion, termination or amendment of employee contracts having a term of more than one year and an aggregate financial exposure of more than DM 100,000,

      - the conclusion, termination or amendment of any other contract with an aggregate exposure of more than DM 50,000,

      - the assuming of guarantees or warranties (except customary product warranties), the assuming or granting of loans of any kind outside the customary payment requirements of suppliers and customers,




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      -    the conclusion, termination or amendment of existing agreements with banks or credit institutions,

      -    the granting of loans to employees,

      -    the formation or acquisition of trademarks, trade names or licenses,

      - all transactions which exceed the limits of the annual budget of the Company as approved by the shareholders' meeting,

      - the conclusion, amendment or termination of employment contracts with Prokuristen or other executive employees,

      - the granting of participation rights on turnover and profit as well as the granting of boni in excess of the DataTRAK bonus plan approved by the shareholders' meeting,

      - the establishment and change of non-budgeted remuneration and/or pension payments to employees of the Company,

      - the introduction of new, fundamental changes or the cessation of existing product groups, fundamental changes of the internal organisation or the wage and salary policy as well as other fundamental strategic decisions that relate to the sales program, sales activities, etc.,

      -    the pledging or mortgaging of any asset of the Company,

      -    the issuing or acceptance of bills of trade,

      - the instigation or resolution of legal actions (including arbitration proceedings) to which the Company is a party with an exposure of more than DM 200,000,

      -    any waiver of claims exceeding DM 20,000, and

      - any other measure, action or decision which may have a material impact on the business of the Company.


                   2. SALARY. The Company will pay Dr. Summa a base salary of DM 210,000 (two hundred ten thousand Deutsche Mark per year in accordance with the Company's payroll practices, or in such other periodic method to which both parties agree, minus statutory withholdings and deductions. The Company will review Dr. Summa's compensation hereunder on an annual basis, and may adjust the above-indicated level, in its sole discretion, based on Dr. Summa's performance of his duties hereunder and/or the performance of the Company, provided, however, that the Company shall not reduce Dr. Summa's salary to be paid in any succeeding year to an amount less than Dr. Summa's base salary as established herein or as increased over time without Dr. Summa's written agreement. Both parties agree that the above reference to an "annual base salary" or to other benefits of employment, including but not limited to bonuses, does not in any way guarantee and/or add to the express



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length of employment of Dr. Summa, other than as set forth herein.

                    3. BONUS PLANS. The Company may pay Dr. Summa additional compensation in the form of a discretionary bonus and/or pursuant to an established bonus plan(s) that the Company or DataTRAK International Inc. may have in effect from time to time for similarly situated employees. The Company reserves the right to modify or cancel any bonus plan(s) that it may have in effect at any given time. The Company will be obligated to pay all amounts earned and due to Dr. Summa prior to the modification or cancellation of any established bonus plans. The bonus may be paid in cash, in equity securities of DataTRAK International Inc., in stock options, or in any combination thereof at the Company's discretion.

                    4. STOCK OPTION PLAN. Dr. Summa shall be eligible to participate in any stock option plans that the Company or DataTRAK International Inc. may make available from time to time for similarly situated employees. The granting of stock options will be pursuant to the terms and conditions of a separate Stock Option Agreement.

                    5. BENEFITS. During the Term of this Contract, Dr. Summa shall be entitled to participate in any employment benefit plans and/or retirement plans which are maintained or established by the Company for its similarly situated employees, including enrollment in medical, dental, and life insurance policies or plans, as well as a 401K plan, and all paid holidays afforded to other similarly situated employees. Additionally, Dr. Summa is entitled to capital accumulation benefits (Vermogenswirksame Leistungen) in the amount of DM 936.00 (nine-hundred-thirty-six Deutsche Mark) per year. These benefits are granted in addition to his salary as provided in Section 2.

                   6. RESERVATION OF VOLUNTARINESS. Any and all payments in kind and any and all payments in cash as gratification, bonus, profit sharing or any other benefits provided in addition to the base salary according to Section 2 are discretionary benefits by the Company and establish no right to such claims in the future. However, this does not apply for the capital accumulation benefits as mentioned in Section 5.

                    7. COMPANY CAR. The Company will provide Dr. Summa with a company car which he is also entitled to use for private purposes. Type and purchase price will be determined by the shareholders' meeting. The current allowance is DM 7,800 p.a. (This Allowance is in addition to Dr. Summa's salary as stated in section 2.) All taxes arising out of the private use as well as expenditures for private travels shall be borne by Dr. Summa. The Company is entitled to demand the return of the company car at the end of Dr. Summa's employment or in case of Dr. Summa's suspension. Until further notice, the vehicle [Audi A6] with the license plate number BN-DT440 remains at Dr. Summa's disposal as his company car.

                    8. VACATIONS. During the Term of this Contract, Dr. Summa shall be entitled to annual paid vacation time equal to thirty (30) days, to be taken at a time or times acceptable to the Company and otherwise consistent with the terms and conditions of this Contract and the Company's vacation pay policy.




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                   9. RELOCATION EXPENSES. The Company is entitled to transfer
Dr. Summa to a different employment location outside of Bonn. During the Term of this Contract, if Dr. Summa is required by the Company to relocate his permanent residence to a location outside of [North-Rhine-Westphalia/Germany], then the Company will reimburse Dr. Summa for all reasonable relocation expenses, including the expense of moving Dr. Summa's possessions and reasonable expenses incurred in travel to the new location for the purpose of locating housing. The Company will further reimburse Dr. Summa for all reasonable temporary housing expenses at the new location for the first 90 days after the date requested by the Company for Dr. Summa's relocation.

                           9.1 REAL ESTATE BROKER'S COMMISSIONS. The Company
will reimburse Dr. Summa for reasonable licensed real estate broker's commission (Broker's Fee) incurred by Dr. Summa in the sale of Dr. Summa's permanent residence if Dr. Summa is required by the Company to relocate his permanent residence to a location outside of [North-Rhine-Westphalia/Germany]. Dr. Summa will provide the Company with appropriate documentation to support the Broker's Fee incurred by Dr. Summa.

                           10. TERM AND TERMINATION OF AGREEMENT. This Contract
shall commence on the date signed by both parties as indicated below and shall continue for a period of one (1) year (the "Initial Term"), unless sooner terminated as provided in paragraphs 10.1, 10.2, 10.3, 10.5, 10.6, 10.7 or 10.8 of this Contract. This Contract will renew automatically for successive one (1) year periods (the "Renewal Period," and collectively with the Initial Term, the "Term") unless previously terminated or either party gives notice of non-renewal at least 90 days prior to the commencement of such Renewal Period.

                           10.1 TERMINATION FOR DEATH. This Contract shall
terminate automatically upon the Dr. Summa's death. With the exception of any benefits under the Company's employee benefit plans, and any stock options that have vested under the Company's Stock Option Plan(s) which may inure to the benefit of Dr. Summa's beneficiaries upon Dr. Summa's death, the Company shall have no further obligations under the terms and conditions of this Contract. If Dr. Summa's employment is terminated pursuant to this section during the Term of this Contract, Dr. Summa's heirs shall be entitled to his salary through the date of such termination, payment for any pro-rata bonus earned and due at the time of termination pursuant to any (if any) bonus plan(s) the Company may have in effect at the time of termination, and to any other employee benefits maintained or established by the Company for its similarly situated employees.

                           10.2 TERMINATION FOR DISABILITY. The Company and Dr.
Summa acknowledge and agree that the essential functions of the Dr. Summa's position are unique and critical to the Company and that a disability condition which causes the Dr. Summa to be unable to perform the essential functions of his position with or without reasonable accommodations for a period in excess of one hundred twenty (120) calendar days will constitute an undue hardship on the Company. If the Company determines in good faith upon medical certification and in consultation with Dr. Summa and, if necessary or appropriate, with Dr. Summa's physician(s), that Dr. Summa is disabled and unable to perform the essential function of his position with or without reasonable accommodations, it may give Dr. Summa written notice of its intention to terminate Dr. Summa's employment. If Dr. Summa's employ



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ment is terminated pursuant to this section during the Term of this Contract,
Dr. Summa shall be entitled to his salary through the date of such termination, payment for any pro-rata bonus earned and due at the time of termination pursuant to any (if any) bonus plans the Company may have in effect at the time of termination, and to any other employee benefits maintained or established by the Company for its similarly situated employees.

                           10.3 TERMINATION BY COMPANY FOR CAUSE. During the
Term of this Contract, the Company may terminate Dr. Summa's employment for cause by written notification citing the specific reasons for termination. For purposes of this Contract, "Cause" means in particular (without being limited thereto):

                                    (1) Dr. Summa's conviction of a felony
involving moral turpitude or a felony in connection with his employment;

                                    (2) Dr. Summa's theft, fraud, embezzlement,
material willful destruction of property or material disruption of the operations of the Company;

                                    (3) Dr. Summa's use or possession of illegal
drugs and/or unauthorized use of significant amounts of alcohol on Company premises or reporting to work under the influence of same; or

                                    (4) Dr. Summa's engaging in conduct, in or
out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company.

Under any such termination for Cause, all rights, benefits, obligation and duties of the parties hereunder shall immediately cease, except any compensation due and owing through the date of termination and/or fringe benefits which have vested on Dr. Summa's behalf prior to such termination, if any.

                           10.4 SUSPENSION. In the event Dr. Summa engages in
conduct subjecting Dr. Summa to potential civil or criminal liability which could have an adverse effect upon the Company's reputation or business or is related to Dr. Summa's duties and responsibilities, the Company reserves the right to immediately suspend Dr. Summa with pay, pending investigation and/or the outcome of the matter.

Additionally, the Company at any time shall have the right to suspend Dr. Summa in the event of any termination of this Contract by either party, regardless for which reason, until the expiration of the Contract.

                           10.5 TERMINATION BY DR. SUMMA WITHOUT GOOD
REASON/NON-RENEWAL BY DR. SUMMA. During the Term of this Contract, Dr. Summa may terminate his employment and this Contract at any time for any or no reason upon at least 30 days written notice by Dr. Summa directly to the shareholders of the Company. Prior to and/or during any Renewal Period, Dr. Summa may also terminate this Contract by giving a notice of non-renewal at least 120 days prior to the commencement of the next Renewal Period. Dr. Summa acknowledges and agrees that a voluntary resignation, termination or retirement by Dr.



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Summa during the Term of this Contract as described in this Section 10.5, and/or a notice of non-renewal prior to and/or during any Renewal Period as described in this Section 10.5, shall result in the termination of this Contract and all rights and obligations under this Contract shall immediately cease upon the expiration of the Contract, except any fringe benefits or stock options which have vested on Dr. Summa's behalf prior to such expiration and - for the avoidance of doubt - except for the rights and obligations according to Section 11.

                           10.6 TERMINATION BY DR. SUMMA FOR GOOD REASON. Dr.
Summa may terminate his employment and this Contract at any time during the Term of this Contract for "Good Reason." "Good Reason" shall mean any fundamental breach of contract by the Company, including but not limited to (a) any material reduction by the Company of Dr. Summa's duties, responsibilities, base salary, title or position, or (b) any involuntary removal of Dr. Summa from any position previously held (except in connection with a promotion or a termination for Cause, Death, or Disability, or the voluntary termination by Dr. Summa without Good Reason). Prior to any termination by Dr. Summa for Good Reason pursuant to this Section 10.6, Dr. Summa shall provide the Company with sixty (60) calendar days' written notice of the acts and/or omissions of the Company which Dr. Summa asserts constitute "Good Reason," and if, at the conclusion of that sixty (60) calendar day period, the Company has not undertaken reasonable efforts to cure or correct the alleged acts and/or omissions, then Dr. Summa may terminate his employment pursuant to this Section 10.6. In the event of such termination by Dr. Summa for Good Reason, Dr. Summa shall be entitled to receive (i) his salary through the date of the expiration of the Contract and for a period of one (1) year after such expiration, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand (US$10,000) US-Dollars or the equivalent thereof in Deutsche Mark or EURO.

                           10.7 TERMINATION OTHER THAN FOR CAUSE, DEATH, OR
DISABILITY/NON-RENEWAL BY COMPANY. During the Term of this Contract, the Company may terminate Dr. Summa for other than Cause, Death, or Disability at any time during the Term and/or any Renewal Term of this Contract, upon not less than thirty (30) days notice. Prior to and/or during any Renewal Period, the Company may also terminate this Contract by giving a notice of non-renewal at least 120 days prior to the commencement of the next Renewal Period. In the event the Company exercises its right to terminate Dr. Summa other than for Cause, Death, or Disability at any time during the Term of this Contract as described in this
Section 10.7, and/or gives a notice of non-renewal prior to and/or during any Renewal Period as described in this Section 10.7, Dr. Summa shall at the time of the expiration of the Contract be entitled to receive (i) his salary through the date of such expiration of the Contract and for a period of one (1) year after such expiration, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand (US$10,000) US-Dollars or the equivalent thereof in Deutsche Mark or EURO.

                           10.8 CHANGE OF CONTROL. If a Change of Control (as
defined in this paragraph) shall occur during the Term of this Contract, and Dr. Summa's employment is (a) not continued by the purchaser or successor or (b) there is a material change in Dr. Summa's role, duties, responsibility or title following a Change of Control and Dr. Summa voluntarily terminates his employment and this Contract therefor, Dr. Summa shall be entitled to receive
(i) his salary through the date of such non-continuation and for a period of one
(1) year after



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such non-continuation, and (ii) outplacement services from an agency to be selected by the Company in an amount not to exceed Ten Thousand (US$10,000) US-Dollars or the equivalent thereof in Deutsche Mark or EURO. For purposes hereof, the term "Change of Control" shall mean (A) the sale of all or substantially all of the assets of the Company, (B) the sale of a majority of the outstanding shares of capital stock of the Company entitled to vote in a single transaction or series of related transactions (except with respect to a public offering of the Company's shares of capital stock), (C) the consummation of a merger, consolidation or similar transaction involving the Company in which the holders of the Company's capital stock immediately prior to the transaction do not retain at least a majority of the voting power of the Company surviving the merger or its parent Company, or (D) the complete liquidation or dissolution of the Company.

                           10.9 RESIGNATION FROM OFFICES. In case of a
termination of this Contract, for whatever reason, Dr. Summa shall resign with immediate effect from all positions on supervisory or similar boards that have been transferred to him with respect to his position as Managing Director of the Company.

                           10.10 DISPUTE RESOLUTION. In the event, upon
termination of Dr Summa's employment, a disagreement exists between Dr. Summa and the Company as to the validity of the termination or as to which section of this Section 10 governs such termination (i.e., if the party terminating Dr. Summa's employment (the "Terminating Party") claims that "Cause", "Good Reason", "Disability" or "Change of Control" exists and the other party (the "Disputing Party") disputes such claim), the Disputing Party shall within thirty (30) days after termination of Dr. Summa's employment challenge the claimed basis for termination by giving written notice (the "Dispute Notice") of such challenge to the Terminating Party. In the event the Disputing party fails to give the Dispute Notice within the thirty (30) day period provided above, all rights of the Disputing Party to challenge the claimed basis for termination shall expire.

                            11.0 RESTRICTIVE COVENANTS OF DR. SUMMA.

                            11.1    NON-COMPETITION.

                                    (1) During the period of Dr. Summa's
employment by the Company and, (i) in the case of the termination of Dr. Summa's employment under Sections 10.2, 10.6, 10.7, or 10.8 hereof, for a period of one
(1) year thereafter, or (ii) in the case of the termination of Dr. Summa's employment under any provision of Section 10 hereof other than Sections 10.2, 10.6, 10.7, or 10.8 for a period of eighteen (18) months (the "Non-competition Period"), Dr. Summa shall not, directly or indirectly, whether as an individual on his own account, or as a partner, joint venturer, director, officer, employee, consultant, creditor and/or agent or otherwise, in any place in which the Company now or hereafter conducts business:

                                             (a) Enter into or engage in any
business which provides software and related web hosting, educational and training services, and/or other Applications Services Provider ("ASP") services, to customers in the pharmaceutical, biotech, and/or medical device industries to assist in the electronic capture of clinical trial patient data from clinical trial sites;




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                                             (b) Solicit customers, business,
patronage or orders from, or perform other services for, any person, firm, association, corporation or other entity, engaged in any business, including without limitation, an Applications Services Provider, which directly or indirectly competes with the business of the Company or any parent or subsidiary of, or entity controlling, controlled by or under common control with the Company ("Company Affiliate"); or

                                             (c) Promote or assist, financially
or otherwise, any person, firm, association, corporation or other entity, engaged in any business, including without limitation, an Applications Services Provider, which competes with the current or future business of the Company or any Company Affiliate; provided, however, that the foregoing covenant shall not be deemed to have been violated solely by (i) the ownership of equity securities of an entity which competes with a future business of the Company or any Company Affiliate, to the extent that such securities are acquired prior to the date that the Company or Company Affiliate commences such future business; or (ii) the ownership for investment purposes of less than five percent (5%) of the equity securities of any entity which has equity securities listed on a national securities exchange or publicly traded in the over-the-counter market.

                                    (2) Dr. Summa, however, is allowed to work
as an employee or as a consultant for pharmaceutical, biotech, and/or medical device companies as long as his activities do not have a negative impact on the Company's business with its customers (ref. to Section 11.3).

                                    (3) For the time period after the expiration
of the Contract, the competition prohibition according to this Section 11 is limited to the territory of Germany.

                                    (4) As compensation for the non competition
obligation for the time period after the expiration of the Contract, during such time frame the Company shall be obligated to pay to Dr. Summa on a monthly basis 50% of the gross average remuneration Dr. Summa was entitled to prior the expiration of the Contract ("Previous Remuneration") in accordance with Section 74b sub-section (2) of the German Commercial Code (HGB). Such compensation shall be due at the end of each respective month.

Any and all benefits (including any payments by the Company Dr. Summa is entitled to under this Contract after its expiration) earned by Dr. Summa during the term of the post-contractual non-competition obligation by utilizing his working capacity as well as any and all benefits not earned due to malicious intent shall be credited to the compensation due to the extent that such benefits and the compensation would exceed the Previous Remuneration by 1/10, respectively 1/4 in the event Dr. Summa changes his residence based on this post-contractual non competition obligation.

                                    (5) During the post-contractual
non-competition period, Dr. Summa shall be obligated to supply to the Company by the end of each calendar quarter, or at any other time at the Company's written request, information as to the benefits earned and the names and addresses of his respective employers. He shall furthermore, at the Company's request, furnish evidence thereof.




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                                    (6) Unemployment benefits
("ARBEITSLOSENGELD") will be deducted from any payment due under this Section
11.

                                    (7) Section 75a of the German Commercial
Code shall apply.

                           11.2 CONFIDENTIALITY AND WORK PRODUCT. Dr. Summa
acknowledges that during his employment with the Company he has had and will have access to confidential information, knowledge, and data regarding the business of the Company and Company Affiliates, whether received, acquired or developed by him or otherwise, including, without limitation, trade secrets, design information, software programs, research methods and techniques, scientific data and formulae, pricing data, customer information and all other information or data relevant to the business of the Company (collectively, except any of the foregoing which is at the time generally known to the public and which did not become generally known through the breach of any agreement restricting its disclosure, "Proprietary Information"). Dr. Summa further acknowledges that in the course of his employment he may be producing designs, analyses, recommendations, reports, complications, software, studies and other worth product, acquiring information on behalf of the Company and any conceive of ideas, innovations, processes and improvements relating to the business of the Company (collectively, "Work Product"). As to the ownership, disclosure and use of Proprietary Information and Work Product, Dr. Summa agrees that, from and after the date hereof:

                           (a) he will promptly disclose in writing to the
Company all Work Product;

                           (b) all Proprietary Information, all Work Product and
all rights therein are and shall be the sole and exclusive property of the Company (to the extent this is not possible for legal reasons, the Company shall have the exclusive and comprehensive right to use such Proprietary Information and/or Work Product) and all rights or interest of Dr. Summa therein are covered by the remuneration according to Section 2 of this Contract and are hereby assigned by Dr. Summa to the Company, and Dr. Summa will cooperate with and assist the Company from time to time, in any manner reasonably requested by the Company, in obtaining title or ownership therein or evidence thereof;

                           (c) Dr. Summa shall not divulge, disclose or
communicate to any third party in any manner, directly or indirectly, Proprietary Information or Work Product; this applies during and upon expiration of this Contract;

                           (d) Dr. Summa will not use, during or upon expiration
of this Contract, for his own benefit or purposes or for the benefit or purposes of any third party or permit or assist, by acquiescence or otherwise, any third party to use in any manner, directly or indirectly, Proprietary Information or Work Product; and

                           (e) upon the expiration of the Contract, Dr. Summa
will promptly deliver to the Company all Proprietary Information and Work Product, including, without limitation, any reproductions, copies, abstracts, summaries or other documents or records of



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Proprietary Information or Work Product.

                           11.3 NO INTERFERENCE. During the Non-competition
Period, Dr. Summa agrees that he shall not:

                                    (a) interfere with the contractual
relationship of the Company, any Company Affiliate, customers, suppliers, employees or other which relate to the business of the Company or any Company Affiliate; or

                                    (b) induce any employee or representative of
the Company or any Company Affiliate not to continue as an employee or representative of the Company or any Company Affiliate;

                                    (c) make remarks or take any other action
which disparages or diminishes the reputation of the Company or any Company Affiliate; and

                                    (d) without limiting the generality of the
foregoing, without the prior written consent of the shareholders' meeting of the Company, directly or indirectly employ, whether as an employee, officer, director, agent, consultant or independent contractor, any person who was an employee, representative, officer or director of the Company or any Company Affiliate at any time during the six-month period prior to the date of such proposed employment; provided, however, that the covenants contained in this clause (d) shall not apply with respect to such person terminated by action of the Company or any Company Affiliate.

                           11.4 INJUNCTIVE RELIEF. Both parties hereto recognize
that the services to be rendered by Dr. Summa to the Company are special, unique and of extraordinary character, that the market for the Company's services and products is worldwide; that through the Internet, World Wide Web, and/or other media of electronic commerce, the Company regularly transacts business worldwide; and that if Dr. Summa hereafter fails to comply with the restrictions and obligations imposed upon him hereunder, the Company may not have an adequate remedy at law. Accordingly, the Company, in addition to any other rights, which it may have, shall be entitled to seek injunctive relief to enforce such restrictions and obligations without the necessity of posting any bond.

                  12. REPRESENTATIONS OF DR. SUMMA. Dr. Summa represents and warrants to the Company that he has the capacity to enter into this Contract that he is not a party to any agreement, arrangement or other understanding with any person or entity which might affect, restrain or conflict with the provisions of this Contract and/or the services to be provided to the Company by Dr. Summa under this Contract.



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                    13. PRECLUSIVE TIME LIMIT Any and all alleged claims under this Contract must be asserted by the respective party vis-a-vis the other party within three (3) months after obtaining knowledge of the facts constituting the claim, or, in case of salary or bonus claims, since receipt of the respective pay-slip. In the event of non-compliance with the above period of three (3) months, all such claims are deemed to be waived. Section 10.10 remains unaffected.

                   14. REFORMATION OF AGREEMENT; SEVERABILITY. In the event that any provision or term of this Contract is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Contract shall remain in full force and effect to the maximum extent permitted and that the Contract shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.

                   15. ASSIGNMENT. This Contract shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns. Dr. Summa shall not assign this Contract without the prior written consent of the Company.

                   16. NOTICE. Any notice required to be given under the terms of this Contract shall be in writing, and mailed to the recipient's last known address or delivered in person. If sent by registered or certified mail, such notice shall be effective when mailed; otherwise, it shall be effective upon delivery.

                    17. ENTIRE AGREEMENT; AMENDMENTS: WAIVERS. This Contract contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Contract may not be validly changed orally, but only by agreement, in writing, signed by each of the parties hereto. The terms or covenants of this Contract, including this provision, may be waived only by a written instrument specifically referring to this Contract, executed by the party waiving compliance. The failure of the Company at any time, or from time to time, to require performance of any of Dr. Summa's obligations under this Contract shall in no manner affect the Company's right to enforce any provisions of this Contract at a subsequent time; and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

                    18. HEADINGS. The headings in this Contract are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Contract.

                    19. COUNTERPARTS. This Contract may be executed in multiple counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

                    20. PREVIOUS EMPLOYMENT AGREEMENT. The parties hereby terminate Dr. Summa's employment contract dated January 13, 1998 with effect to the commencement of this Contract.

                    21. GENERAL PROVISIONS. This Contract shall be governed by and con-



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strued in accordance with the laws of Germany.


                   IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the dates written below.


Date:  December 29, 2000              /s/ Wolfgang Summa
       --------------------------     ------------------------------
                                      DR. WOLFGANG SUMMA

                                      DataTRAK DEUTSCHLAND GmbH

Date  December 29, 2000               By  /s/ Jeffrey A. Green
      ---------------------------     -------------------------
                                      Title: Chief Executive Officer and
                                      President of DataTRAK International Inc.).



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